UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 3, 2012

PANA-MINERALES S.A.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-53700	98-0515701
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Floor Commercial Area, Calle 53 Marbella, Panama City Panama
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (011)-51-205-1994

N/A
(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

Effective August 3, 2012, Mr. Harry Ruskowsky resigned as a Director of  Pana-Minerales S.A. (the “Company”).

Mr. Ruskowsky did not resign as a result of any disagreement with the Company on any matter relating to the Corporation’s operations, policies or practices.

Effective with Mr. Ruskowsky’s resignation, the Company’s sole director and officer is Mr. Yoel Palomino.

Section 8 - Other Events

Item 8.01 Other Events.

Effective August 3, 2012,  Mr. Harry Ruskowsky, agreed to return for cancellation a total of 27,000,000 shares to the Company which had been issued for consulting services and to write off the $27,000 invoice for which the shares were issued.  The shares have been returned to the Company for cancellation.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANA-MINERALES S.A.

Date: August 6, 2012	By:	/s/ Yoel Palomino
	Name:	Yoel Palomino
	Title:	Chi Chief Executive Officer, President, Secretary and Treasurer and Director

2